SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                     04-2693383
--------------------------------------------------------------------------------
        (State of incorporation                          (I.R.S. Employer
            or organization)                             Identification No.)

1241 East Main Street, Stamford, Connecticut                    06902
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  (Address of principal executive offices)                   (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [   ]


     Securities Act registration statement file number to which this form relates: 333-84327

     Securities to be registered pursuant to Section 12(b) of the Act:

                      CLASS A COMMON STOCK, $.01 PAR VALUE
--------------------------------------------------------------------------------
                                (Title of class)

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of class)




                                Page 1 of 3 Pages

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

          This registration statement relates to the Class A Common Stock, $0.01 par value (the "Class A Common Stock") of World Wrestling Federation Entertainment, Inc., a Delaware corporation (the "Company"). The information required in response to this Item with respect to the Class A Common Stock is set forth under the caption "Description of Capital Stock" in the Company's Registration Statement on Form S-1, File No. 333-84327 (the "S-1 Registration Statement"), as filed with the Securities and Exchange Commission on August 3, 1999, and as subsequently amended and included in the prospectus filed pursuant to Rule 424(b) under the Securities Act. Such information is hereby incorporated herein by reference in its entirety. Copies of the information set forth under the caption "Description of Capital Stock" in the S-1 Registration Statement have been furnished to the New York Stock Exchange.


ITEM 2.   EXHIBITS.
          --------

          Not applicable.












                                Page 2 of 3 Pages

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           WORLD WRESTLING FEDERATION
                                           ENTERTAINMENT, INC.



Date:  September 22, 2000                  By:  /s/ August J. Liguori
                                                ---------------------------
                                                August J. Liguori
                                                Executive Vice President and
                                                Chief Financial Officer










                                Page 3 of 3 Pages